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                                                            Exhibit 23.1



                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-49524 and 333-29335) pertaining to the 1998 Incentive Stock Plan, 1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan and 1992 Stock Option Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-10773) pertaining to the 1992 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-37313) pertaining to the 1996 StemCells, Inc. Stock Option Plan and the 1997 CytoTherapeutics, Inc. StemCells Research Stock Option Plan and in the Registration Statements
(Form S-3 No. 33-68900 and No. 333-91228) of CytoTherapeutics, Inc. and in the related Prospectuses of our report dated February 12, 1999, with respect to the consolidated financial statements and schedule included in the Annual Report (Form 10-K) of CytoTherapeutics, Inc. for the year ended December 31, 1998.

                                                              Ernst & Young LLP


Boston, Massachusetts
March 29, 1999